Exhibit 99.1

Tongji Healthcare Group, Inc. Announces New Board Member

LOS ANGELES (Aug. 13, 2020) — via NetworkWire — Tongji Healthcare Group, Inc. (OTCMKTS:TONJ) (“Tongji” or the “Company”) is pleased to announce the appointment of Harris Tulchin to its board of directors.

Harris Tulchin is an entertainment lawyer, producer, author and producer’s representative and has been practicing entertainment, transactional and labor law since 1978. He is the chairman, founder and owner of Harris Tulchin & Associates Ltd., an international entertainment and multimedia law firm that provides legal services to clients in the motion picture, television, music and multimedia industries.

Mr. Tulchin has served as the chairman of Harris Tulchin & Associates Ltd. since his firm’s incorporation in 2000, representing clients in every facet of the entertainment industry, including major film studios, producers, writers, directors, actors, digital developers, animators and musicians. Mr. Tulchin has also held numerous senior roles at various other companies in his career, serving as, among others, senior vice president of business affairs and general counsel for Cinema Group; general counsel and head of business affairs for KCET Television; senior counsel for United Artists; director of business affairs at MGM Television; and counsel for Filmways Pictures. He has produced or executive produced over a dozen films, including “To Sleep With Anger” starring Danny Glover and directed by Charles Burnett, which was admitted into the Sundance and Cannes film festivals in 1990 and won four Independent Spirit Awards. Mr. Tulchin is also the co-author of a book considered a staple of the motion picture industry, entitled, “The Independent Film Producer’s Survival Guide: A Legal and Business Sourcebook,” published by Schirmer Press, New York (2002, 2005, 2010).

In addition to serving as chairman of his own law firm, Mr. Tulchin has served as chief legal advisor and a member of the advisory board for Cinezen Blockchained Entertainment AB since the company’s inception in September 2017, providing guidance on business and legal issues in connection with the company’s operations. Cinezen Blockchained Entertainment AB is a Swedish startup blockchain/cryptocurrency video-on-demand distribution platform aiming to revolutionize the existing model of film distribution.

In his role as a director of Tongji, Mr. Tulchin brings a wealth of expertise in both the legal and business aspects of developing, producing, financing and distributing entertainment products, as well as the international licensing of content in all media, and he will provide valuable guidance to the Company as it endeavors to implement its plan of operations for West of Hudson Group, Inc. and its Clubhouse brands, once the Company has completed its anticipated acquisition of West of Hudson Group, Inc. (currently expected to occur in September 2020).

Mr. Tulchin is a graduate of Cornell University and UC Hastings College of Law, and he was admitted to the State Bar of California in 1979 and the Hawaii State Bar in 1978. He is presently inactive in Hawaii.

About Tongji Healthcare Group, Inc.

The Company previously operated Tongji Hospital, a general hospital with 105 licensed beds, offering treatment in a variety of medical care areas. However, with its planned transition announced on August 12, 2020, the Company will move entirely into the social media branding marketplace.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as but not limited to, economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

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